Exhibit 99.1

                CIMAREX ENERGY DECLARES QUARTERLY CASH DIVIDEND

    DENVER, Sept. 21 /PRNewswire-FirstCall/ -- Cimarex Energy Co. (NYSE: XEC) announced today that its Board of Directors has declared a regular cash dividend on its common stock of 4 cents-per-share. The dividend is payable on December 1, 2006 to stockholders of record on November 15, 2006.

    About Cimarex Energy

    Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Mid-Continent, Gulf Coast, Permian Basin of West Texas and New Mexico and Gulf of Mexico areas of the U.S.

    This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are more fully described in SEC reports filed by Cimarex. While Cimarex makes these forward-looking statements in good faith, management cannot guarantee that anticipated future results will be achieved. Cimarex assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

SOURCE  Cimarex Energy Co.
    -0-                             09/21/2006
    /CONTACT: Mark Burford, Director of Capital Markets of Cimarex Energy Co., +1-303-295-3995/
    /Web site:  http://www.cimarex.com /
    (XEC)